UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
(Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934)

MY COMPLETE CARE, INC.
(Exact name of registrant as specified in its charter)

Florida	33-1063321
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

323 Elm Street, Suite 5, Hollywood, Florida	33019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 333-9595

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Forward Looking Statements

The statements contained in this registration statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Some of the factors that could cause actual results to differ materially are described under Item 1A. Risk Factors and include general economic and business conditions, our ability to implement our business strategies, competition, availability of key personnel, increasing operating costs, unsuccessful promotional efforts, changes in brand awareness, acceptance of new product offerings, retention of members and independent marketing representatives and changes in, or the failure to comply with government regulations. Any forward-looking statements contained in this registration statement represent our judgment as of the date hereof. We disclaim, however, any intent or obligation to update these forward-looking statements. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements.

Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.

Item 1. Business

Overview

My Complete Care, Inc. (“we,” “us”, “our” or the “Company”) was incorporated in Florida on June 26, 2003.  We are an internet and telemarketing based marketing firm that engages in the direct marketing of insurance and discount medical plan memberships to individuals, families, and groups in the United States.  Our healthcare plans will be offered primarily through our team of insurance agents. Our sales program combines our lead-generating websites, internet marketing, and outbound telemarketing to assist financially limited consumers purchase memberships in various insurance and discount medical plans.  We serve as an independent marketer pursuant to which we sell on behalf of various insurance companies and discount medical plan organizations (“DMPO”).  We have incurred recurring operating losses since inception, and as of December 31, 2009, have an accumulated deficit of $223,423.   According to our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern.

Our executive offices are located at 323 Elm Street, Suite 5, Hollywood, Florida  33019.  Our phone number is (954) 333-9595.

Our Business

We provide access to affordable healthcare to individuals, families and small businesses.  Our health insurance products and our non-insurance healthcare discount programs are designed as affordable solutions for the growing number of uninsured and underinsured individuals and families seeking a way to address rising healthcare costs.

We offer to prospective customers monthly membership subscriptions to discounted healthcare plans (the “Plan”). These healthcare plans are not insurance, but allow members access to a variety of healthcare networks (“Networks”) to obtain discounts from usual and customary fees.  The Networks are comprised of a collaboration of numerous healthcare providers, the purpose of which is to provide health care services, at discounted rates, to a steady flow of patients, most of whom have limited financial resources.

Our customers include underinsured and uninsured individuals, families and small businesses throughout the United States, most of whom: (a)  cannot afford health insurance, (b) have been denied insurance coverage or (c) have insurance that does not cover a particular medical condition or procedure.

A customer who becomes a plan member (“Member”) pays us a monthly membership fee for the subscription term, the length of which can be as short as a month.  The monthly membership fee varies according to individual or family plan and benefits chosen by the member. The Plan provides discounts for medical services from certain healthcare providers.  A Member is obligated to pay the service provider directly at a discount from those providers who have contracted with the Network.  The Plan does not make payments to the service provider. In addition, all Members are automatically registered in Lifestyle Innovations for Empowerment (L.I.F.E.) Association and are eligible to be enrolled into the Blanket Insurance Policy to receive insured benefits. The insurance is underwritten by National Union Fire Insurance Company of Pittsburgh, PA, a subsidiary of American International Group, Inc., with its principal place of business at 70 Pine Street, New York, NY 10270. These benefits are provided under Policy series 9126330 issued to L.I.F.E.

Our insurance operations involve marketing, on behalf of insurance companies, individual major medical health insurance products and related benefit plans, including specialty insurance products.  Our insurance products will be offered primarily through our team of insurance agents.

Sales and Marketing

We offer our products and services through insurance agents (“Agents”).  We hire Agents as direct employees whose compensation is largely commission based.  We promote sales through our website, www.mycompletecare.com.   Moreover, we will market ourselves through Internet and web related activities, and print, TV and radio advertising.

We believe that providing high-quality customer service to our customers, clients, agents and Members is vitally important in order to promote memberships.  In order to achieve our anticipated growth and to ensure client, Member and marketing representative loyalty, we continue to develop and invest significantly in our member service systems. All new Agents are required to complete a training course before beginning to take calls and attend on-the-job training thereafter. Through our training programs, systems and software, we seek to provide Members with friendly, rapid and effective answers to questions.

Healthcare Industry Overview

Our Plans offer healthcare solutions for individuals and families who are insured, underinsured (limited benefit insurance plans), and uninsured.  Costs of healthcare (in doctors’ offices and hospitals) for self paying uninsured patients are often far higher than the amount an insured and his or her insurance company would pay for the same healthcare services. The growing number of uninsured people has special needs for accessing affordable healthcare.

In addition, employers are requiring employees to contribute more in cost-sharing (premiums, deductibles and/or co-payments) for their health insurance.  These increases are, in turn, hitting employees of small employers particularly hard because to keep premiums affordable, the benefit packages generally include higher cost-sharing levels through higher deductibles and copayments than packages offered by large employers.  Therefore, higher costs are not only being felt by the employers, but also by their employees.  The cost of health insurance remains a primary reason cited by employers for not offering health benefits.

Moreover, over-utilization of the healthcare system is one of the factors contributing to the increasing cost trends.  American citizens are utilizing healthcare services at an ever-increasing rate.  Behind this phenomenon is the fact that insurance plans and healthcare management organizations are structured to encourage usage.  Small co-payments, that average $20 to $30 per office visit, encourage insured consumers to use the healthcare system more frequently because they do not perceive themselves ultimately as having to pay the full costs of the medical services received.

A number of insurers have discontinued offering their insurance products in certain states due to state regulations that no longer provide for a viable operating environment.  As a result of these health coverage cancellations, those formerly insured individuals and families are required to pay more for their insurance coverage, cannot obtain any coverage because of pre-existing conditions or simply remain uninsured for healthcare.

Furthermore, recently enacted federal legislation provides for tax favorable Health Savings Accounts (“HSAs”).  Individuals with high deductible health insurance coverage can deduct contributions to their HSA from their reported income for tax purposes.  In 2009, the qualifying health insurance must have a deductible of at least $1,150 for individuals and $2,300 for families and the maximum amount that can be contributed is $3,000 for individuals and $5,950 for families.  Amounts contributed to the HSAs can be used for certain uninsured medical expenses, but generally cannot be used to pay for the health insurance premium.  Individuals can establish HSAs without regard to their income and amounts contributed to the HSAs do not have to be used within a certain time period.  Because the higher deductible health insurance policies generally provide lower premium amounts, there is an increasing market for specialty plans that supplement or fill deductible or other gaps in coverage for millions of Americans.

Individuals working for small business usually do not have access to group health insurance at affordable rates.  As the number of uninsured individuals increases, the market for non-insurance healthcare  programs and economically priced small group insurance products increases.  With respect to the elderly, the federal Medicare program covers a portion of healthcare expenses, however the gaps in coverage provide a significant market for supplemental plans.

Competition

While there are numerous companies providing healthcare membership plans, they compete for members by soliciting customers throughout various industries.  We strive to maintain strong client relationships in order to mitigate the effects of such competition. There are a number of companies that compete with us including, without limitation, Aon Corporation (AON), Arthur J Gallagher & Co. (AJG), Brown & Brown, Inc. (BRO), Catalyst Health Solutions, Inc. (CHSI), Cninsure, Inc. (CISG), CorVel Corporation (CRVL), Crawford & Co. (CRD-B), eHealth, Inc. (EHTH), Health Benefits Direct Corporation (HBDT.OB), Marsh & McLennan Companies, Inc. (MMC) National Financial Partners Corp. (NFP), United American Healthcare Corp.  (UAHC), and Willis Group Holdings Public Limited Company (WSH).

Our other competitors include large retailers, financial institutions, insurance companies, preferred provider organization networks, and other organizations, which offer benefit programs to their customers.

The environment within which we operate is intensely competitive and subject to rapid change. To maintain or increase our market share position, we must continually enhance our product offerings, introduce new product features and enhancements, and expand our client service capabilities.

Government Regulation

The laws and regulations and their interpretation relating to our insurance and discount medical business are subject to uncertainty and change. There is no assurance that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition.  Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.  We are subject to the risk that our discount programs will be determined to be regulated by the discount buying club laws or physician referral laws. In addition, the use of the internet in the marketing and distribution of our services is relatively new and presents novel issues.  These issue include the limitations on an insurance regulator’s jurisdiction and whether Internet service providers, gateways or cybermalls are engaged in the solicitation or sale of insurance policies or otherwise transacting business requiring licensure under the laws of one or more states

Discount Medical Regulations

There are more than 30 states that now have licensing laws and regulations for discount medical provider organizations (“DMPO”). The regulations differ materially among states and are subject to amendment and reinterpretation by the agencies charged with their enforcement. Some states require a license to operate as a DMPO.  There is also the risk that a state will adopt regulations or enact legislation restricting or prohibiting the sale of medical discount programs in that state.  Compliance with these regulations on a state-by-state basis can be expensive and cumbersome.

Compliance with federal and state regulations is generally our responsibility. The medical discount plan industry is especially susceptible to charges by the media of regulatory noncompliance and unfair dealing. Our failure to comply with current, as well as newly enacted or adopted, federal and state regulations could have a material adverse effect upon our business, financial condition and results of operations.

Insurance Regulations

Government regulation of insurance is a changing area of law and varies from state to state.  The insurance companies for which we market their products are subject to various federal and state regulations applicable to their operations. These insurance companies and we must comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations.

Healthcare Regulation and Reform

Government regulation and reform of the healthcare industry may also affect the manner in which we conduct our business.  There continues to be diverse legislative and regulatory initiatives at both the federal and state levels that may affect aspects of the nation’s health care system. The Gramm-Leach-Bliley Act mandated restrictions on the disclosure and safeguarding of our insured’s financial information. The USA Patriot Act placed new federal compliance requirements relating to anti-money laundering, customer identification and information sharing.

In addition, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) requires certain guaranteed issuance and renewability of health insurance coverage for individuals and small employer groups and limits exclusions on pre-existing conditions.  HIPAA mandated the adoption of extensive standards for the use and disclosure of health information.  HIPAA also mandated the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and the efficiency of the healthcare industry.

We believe that we are in compliance with these regulations. We plan to continually audit our compliance, and accordingly cannot give assurance that our costs of continuing to comply with HIPAA will not be material to us. Sanctions for failing to comply with standards issued pursuant to HIPAA include criminal penalties and civil sanctions.

E-Commerce Regulation

We may be subject to additional federal and state statutes and regulations in connection with our product strategy that includes Internet services and products.  On an increasingly frequent basis, federal and state legislators are proposing laws and regulations that apply to internet based commerce and communications. Areas being affected by this regulation include user privacy, pricing, content, taxation, copyright protection, distribution and quality of products, and services.  To the extent that our products and services would be subject to these laws and regulations, the sale of our products and our business could be adversely affected.

Legislative Development

Numerous proposals to reform the current healthcare system have been introduced in the U.S. Congress and in various state legislatures.  Proposals have included, among other things, modifications to the existing employer-based insurance system, a quasi-regulated system of “managed competition” among health insurers, and a single-payer, public program.  Changes in healthcare policy could significantly affect our business.  Legislation has been introduced from time to time in the U.S. Congress that could result in the federal government assuming a more direct role in regulating insurance companies.

We are unable to evaluate new legislation that may be proposed and when or whether any legislation will be enacted and implemented. However, many of the proposals, if adopted, could have a material adverse effect on our business, financial condition or results of operations; while others, if adopted, could potentially benefit our business.

Privacy Laws

Certain of our services are based upon the collection, distribution and protection of sensitive private data.  Our arrangements with clients require our protection of certain confidential information and compliance with certain provisions of privacy laws including the Gramm-Leach-Bliley Act.  Unauthorized users might access that data, and human error or technological failures might cause the wrongful dissemination of that data.  If we experience a security breach, the integrity of certain of our services may be affected and the breach could violate certain of our client agreements.  We have incurred, and may continue to incur, significant costs to protect against the threat of a security breach.  We may also incur significant costs to alleviate problems that may be caused by future breaches.  Any breach or perceived breach could subject us to government fines or sanctions, legal claims from clients or customers under that govern the security non-public personal information.  There is no assurance that we would prevail in the event of such litigation.  Moreover, any public perception that we have engaged in the unauthorized release of, or have failed to adequately protect, private information could adversely affect our ability to attract and retain members and end-customers.  In addition, unauthorized third parties might alter information in our databases that may adversely affect both our ability to market our services and the credibility of our information.

Employees

My Complete Care currently has no employees. The business of the Company will be managed by its sole officer and director and such officers or directors which may join the Company in the future, and who may become employees of the Company. The Company does not anticipate a need to engage any fulltime employees at this time.

Item 1A. Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history upon which an evaluation of our prospects can be made.

Our future operations are contingent upon increasing revenues and raising capital for operations.  Because we have a limited operating history, you will have difficulty evaluating our business and future prospects.  We also face the risk that we may not be able to effectively implement our business plan.  If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have a history of losses, our accountants expressed doubts about our ability to continue as a going concern and we need additional capital to execute our business plan.

As of December 31, 2009, we have not yet achieved profitable operations.  We have incurred recurring operating losses since inception and as of December 31, 2009, have an accumulated deficit of $223,423 and cash on hand of $77.  According to our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern.  We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations.  There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

We are dependent on our management team.

We believe that our success will depend on the experience of Edgar Arvelo, our President and Chairman.  The loss of his services would have a materially adverse effect on our business.

We depend on various third-party vendors to supply certain products and services that we market.

We depend on various third-party vendors to supply the products and services that we market.  Many of our third-party vendors are independent contractors.  As a result, the quality of service they provide is not entirely within our control.  If any third-party vendor were to cease operations, or terminate, breach or not renew its contract with us, or suffer interruptions, delays or quality problems, we may not be able to substitute a comparable third-party vendor on a timely basis or on favorable terms.  With respect to the insurance programs that we offer, we are dependent on the insurance carriers that underwrite the insurance to obtain appropriate regulatory approvals.  If we were required to use an alternative insurance carrier, it may materially increase the time required to bring alternative or substitute insurance related product to market.  We are generally obligated to continue providing our products and services to our customers even if we lose the vendor providing the products or services.  A disruption in our product offerings could harm our reputation and result in customer dissatisfaction.  Replacing existing third-party vendors may not be accomplished in a timely manner and may be with more expensive third-party vendors resulting in increased costs and reduced profitability.

We face competition for clients to market our programs as well as competitive offerings of benefit programs.

There is significant competition for agents, clients and members in our industries.  We offer programs that provide products and services similar to or directly in competition with products and services offered by our competitors as well as the providers of such products and services through other channels of distribution.  We provide no assurance that our competitors will not provide products or benefit programs comparable or superior to our products and programs at lower membership prices or adapt more quickly to evolving industry trends or changing industry requirements.  Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could adversely affect our business, financial condition and results of operations.  There is no assurance that we will be able to compete effectively with current and future competitors.

We have many competitors and may not be able to compete effectively which may lead to a lack of revenues and discontinuance of our operations.

We compete with numerous well-established companies that design and implement membership programs and other healthcare programs.  Some of our competitors may be companies that have programs that are functionally similar or superior to our programs.  Most of our competitors possess substantially greater financial, marketing, personnel and other resources than us.  They may also have established reputations relating to their programs.

Due to competitive market forces, we may experience price reductions, reduced gross margins and loss of market share in the future, any of which would result in decreases in sales and revenues.  These decreases in revenues would adversely affect our business and results of operations and could lead to discontinuance of operations. There can be no assurance that we will be able to compete successfully.

Government regulation and related private party litigation may adversely affect our financial position and limit our operations.

In recent years, several states have enacted laws and regulations that govern discount medical program organizations (“DMPO”).  The laws vary in scope, ranging from registration to a comprehensive licensing process with oversight over all aspects of the program, including the manner by which discount medical programs are sold, the price at which they are sold, and the DMPO licenses or registrations.  Because a significant number of states have not enacted laws governing discount medical programs we cannot predict whether those states will enact such laws and if they do, we do not know the full extent of how they will affect our business.  Our need to comply with these regulations may adversely affect or limit our future operations.  The cost of complying with these laws and regulations has and will likely continue to have a material adverse effect on our financial position.

Government regulation of health and life insurance, annuities and healthcare coverage and health plans is a changing area of law and varies from state to state.  Numerous proposals to reform the current healthcare system have been introduced in the U.S. Congress and in various state legislatures.  Proposals have included, among other things, modifications to the existing employer-based insurance system, a quasi-regulated system of “managed competition” among health insurers, and a single-payer, public program.  Changes in healthcare policy could significantly affect our business.  Legislation is pending in the U.S. Congress that could result in the federal government assuming a more direct role in regulating insurance companies.  Government regulation and reform of the healthcare industry may also affect the manner in which we conduct our business in the future.  The legislative and regulatory initiatives at both the federal and state levels to affect aspects of the nation’s health care system may decrease the amount of commissions we can earn, eliminate some of the products we can offer, increase the cost of compliance or materially affect the insurance products and services offered by us and our profitability.

Although we are not an insurance company, the insurance companies for which we market their products are subject to various federal and state regulations applicable to their operations.  These insurance companies must comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations.  We may also be limited in how we market and distribute their products as a result of these laws and regulations.

We market memberships in associations that have been formed to provide various consumer benefits to their members.  These associations may include in their benefit packages unemployment waivers, extended service and insurance products that are issued under group or blanket policies covering the association’s members.  Most states insurance laws allow these memberships that contain insurance products to be sold under certain circumstances without a licensed insurance agent making each sale.  If a state were to determine that our sales of these memberships do not comply with their regulations, our ability to continue selling such memberships would be affected and we might be subject to fines and penalties and may have to issue refunds or provide restitution to the associations and their members.

We may have exposure and liability relating to non-compliance with the Health Insurance Portability and Accountability Act of 1996 and the cost of compliance could be material.

In April 2003 privacy regulations were promulgated by the Department of Health and Human Services pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).  HIPAA imposes extensive restrictions on the use and disclosure of individually identifiable health information by certain entities.  Also as part of HIPAA, the Department of Health and Human Services has regulations standardizing electronic transactions between health plans, providers and clearinghouses.  Healthcare plans, providers and claims administrators are required to tailor their electronic and data processing systems to conform to HIPAA electronic transaction requirements.  While we believe we are currently compliant with these regulations, we cannot be certain of the extent to which the enforcement or interpretation of these regulations will affect our business.  Our continuing compliance with these regulations, therefore, may have a significant impact on our business operations and may be at material cost in the event we are subject to these regulations.  Sanctions for failing to comply with standards issued pursuant to HIPAA include criminal and civil sanctions.

Our revenues are largely dependent on our marketing representatives, whose reduced sales efforts or termination may result in significant loss of revenues.

Part of our success and growth depends in part upon our ability to attract, retain and motivate the network of marketing representatives who principally market our services and products.  Our ability to attract and retain marketing representatives could be negatively affected by adverse publicity relating to our programs and operations.

The availability of insurance products are dependent on our strategic relationships with various insurance companies and the unavailability of those products for any reason may result in significant loss of revenues.

We are not an insurance company and only market insurance products developed and offered by insurance companies.  We must develop and maintain relationships with insurance companies that provide products for a particular market segment (the elderly, the young family, etc.) that we in turn make available to the independent agents with whom they have contracted to sell the products and services to the individual consumer.  We are dependent on a relatively small number of insurance companies to provide product and financial services for sale through our channels.

Development and maintenance of relationships with the insurance companies may in part be based on professional relationships and the reputation of our management and marketing personnel.  Consequently, the relationships with insurance companies may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships.  Our success and growth depend in large part upon our ability to establish and maintain these strategic relationships, contractual or otherwise, with various insurance companies to provide their products, including those insurance products and financial services that may be developed in the future.  The loss or termination of these strategic relationships could adversely affect our revenues and operating results.

We may need additional capital in the future which could dilute the ownership of current stockholders or make our cash flow vulnerable to debt repayment requirements.

Historically, we have raised equity and debt capital to support our operations. To the extent that we raise additional equity capital, existing stockholders will experience a dilution in the voting power and ownership of their common stock, and earnings per share, if any, would be negatively impacted.  Our inability to use our equity securities to finance our operations could materially limit our growth.  Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations.  If our cash flow from operations is insufficient to meet our debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us.  Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

We do not pay dividends on our Common Stock.

We have not paid any dividends on our common stock since our inception and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

There is currently no market for our common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for our common stock and there is no assurance that a market will develop.  If a market develops, it is anticipated that the market price of our common stock will be subject to wide fluctuations.

While we expect to apply for quotation on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.  While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be quoted on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

STATE BLUE SKY REGISTRATION; POTENTIAL LIMITATIONS ON RESALE OF THE SECURITIES

There is currently no trading market for our stock.  However, if one is to develop, the holders of our shares of common stock and those persons, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for our securities to be a limited one.

It is the present intention of our management, to seek coverage and publication of information regarding our Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer's officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

RULE 144 RELATED RISK

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Item 2. Financial Information

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

General

We are an internet and telemarketing based marketing firm that engages in the direct marketing of insurance and discount medical plan memberships to individuals, families, and groups in the United States.  Our healthcare plans are offered primarily through our team of insurance agents. Our sales program combines our lead-generating websites, internet marketing, and outbound telemarketing to assist financially limited consumers purchase memberships in various insurance and discount medical plans.  We serve as an independent marketer pursuant to which we sell on behalf of various insurance companies and discount medical plan organizations (“DMPO”).

Over the next 36 months we plan to actively seek financing to assist in business marketing and expansion.  We believe that by filing this registration statement to become a reporting company and by seeking the assistance of a market maker to file a 15c2-11 application to allow our stock to trade, we may be better able to attract investors.  There is no guarantee however that our efforts will be successful.

Upon securing of financing, our expansion plans include the plan to establish a call center.  Our plan is to lease space in Hollywood, Florida for both a call center and corporate offices.  We have not yet selected a location.  We expect the rental for such space will be approximately $1,000 per month.  The company also intends to hire licensed health agents to sell our medical membership plans.  We will offer compensation in the form of commission in the amount of 25% on all sales to these agents.

To assist our future agents in generating sales, we intend to purchase leads from lead generating companies such as Net-Quote.com, Insureme.com and MyHealthInsuranceQuote.com.  The cost of these leads average $8 each, which will be our largest expense.  As with the call center, our plan to purchase leads is dependent upon our securing financing.

We also intend to market our product through our website and traditional print advertising.

Financial Overview

We have incurred recurring operating losses since inception (June 2003), and as of December 31, 2009, have an accumulated deficit of $223,423.   According to our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern.  As of December 31, 2009 we have cash on hand of $77 which is also our total assets.

Our revenues for year end December 31, 2009 were $3,100 compared to $21,926 for year end December 31, 2008.  This decrease was due to a lack of a sales force.  All sales were generated by our sole officer and director, Edgar Arvelo.

Our expenses for year end December 31, 2009 were $6,619 compared to $8,929 for year end December 31, 2008.  Operating expenses are comprised of general and administrative expenses.

Our loss for year end December 31, 2009 were $3,516 compared to a profit of $12,997 for year end December 31, 2008.

Although the size and timing of our future operating losses are subject to significant uncertainty, we expect that operating losses will continue over the next few years as we continue to fund our operations. In addition, we anticipate that our general and administrative expenses will continue to increase as we expand our operations, facilities and other administrative activities related to our efforts to bring our products to market.

Our capital expenditures are estimated to be approximately $4,500 for fiscal 2010, comprised of computers and telephones and may be funded with cash and equivalents on hand, proceeds generated from private and/or public equity/debt offerings, availability of a credit facility and/or loans from affiliates.

Continuing Operations, Liquidity and Capital Resources

We have incurred recurring operating losses since inception (June 2003), and as of December 31, 2009, have an accumulated deficit of $223,423.   According to our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern.  As of December 31, 2009 we have cash on hand of $77 which is also our total assets.  We have no liabilities.

We are actively seeking financing arrangements for the Company, however, we do not yet have any firm commitments or written agreements.  The arrangements we are seeking involve the sale of restricted securities together with an agreement to register such securities for re-sale, the sale of debt securities or a combination of both.

In the event we do not generate revenues from operations and do not obtain short term third party financing, we believe management will continue to fund our operations, including the costs of maintaining our reporting status in compliance with the Securities Exchange Act of 1934 following the filing of this registration statement.  However, we have no written agreement requiring management to do so.  In addition, future management funding, will more than likely be in the form of loans, for which the Company will be liable to pay back.

In the event that the Company cannot generate revenues and cannot obtain capital needs for ongoing expenses, including expenses related to maintaining compliance with the securities laws and filing requirements of the Securities Exchange Act of 1934, the Company could be forced to cease operations.

The Company currently plans to satisfy its cash requirements for the next 12 months though revenues, outside financing, and by borrowing from its officer and director or companies affiliated with its officer and director and believes it can satisfy its cash requirements so long as it is able to obtain financing from these affiliated entities. The Company currently expects that money borrowed will be used during the next 12 months to satisfy the Company's operating costs, professional fees and for general corporate purposes.

The Company currently has no plans to conduct any research and development or to purchase or sell any significant equipment.  The Company does not expect to hire any employees during the next 12 months.

OFF BALANCE SHEET ARRANGEMENTS

None.

Item 3. Properties

We have has no materially important physical properties.  The Company currently shashares office space with its officer and director at 323 Elm Street, Suite 5,  Hollywood, Florida.  The Company does not have a lease and the Company pays no rent for the space. The Company does not own any properties nor does it lease any properties.

Item 4. Security Ownership Of Certain Beneficial Owners And Management.

The following table sets forth certain information, as of March 1, 2010, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of our executive officers and directors, and (iii) our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Officers and Directors:	Common stock	Common stock
Edgar Arvelo c/o My Complete Care, Inc. 323 Elm Street, Suite 5, Hollywood, Florida 33019	17,000,000	83%
5% shareholders:
Joseph Ardito 6000 NW 69th Ave. Tamarac, Florida 33321	3,000,000	15%
Total	20,000,000	97%

(1)  Based on an aggregate of 20,428,750 common shares outstanding as of March 1, 2010

Item 5. Directors And Executive Officers.

The following table sets forth the names and ages of each of the persons designated to become members of the Company’s Board of Directors and Executive Officers of the Company.

Name	Age	Positions and Offices to be Held
Edgar Arvelo	46	Director, President, Secretary, and Treasurer

The directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. At this time only Edgar Arvelo is a party to an employment agreement.  There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Edgar Arvelo has been an officer and director of the Company since inception (June 2003). He was a SEC licensed Registered Representative from 1989 to 2000. Since 1994, he has had an insurance license in the State of Florida and is currently licensed as a life and health insurance agent in many states. A proven sales expert in telemarketing, he plans to implement his strategies with My Complete Care.

Item 6.  Executive Compensation.

The following table provides certain information for the fiscal years ended December 31, 2009 and 2008 concerning compensation earned for services rendered in all capacities by our named executive officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Edgar Arvelo, CEO	2009	-0-							-0-
	2008	-0-							-0-

Employment Agreements

We have entered into an Employment Agreement with our president, Edgar Arvelo, pursuant to which Mr. Arvelo shall receive annual compensation of $12,000 or 25% of corporate sales, whichever is greater.

We do not have an employment contract with any other executive officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Edgar Arvelo	0	0	0	0	0	0	0	0	0

Discussion of Director Compensation

The Company did not pay any director compensation during the fiscal year ended December 31, 2008.  The Company may begin to compensate its directors at some time in the future.

Item 7. Certain Relationships And Related Transactions, And Director Independence.

During the last three years, to the knowledge of the Company, there was no person who had or has a direct or indirect material interest in any transaction or proposed transaction to which the Company was or is a party. Transactions in this context relate to any transaction which exceeds $120,000 or one percent of the average of the Company’s total assets at year end for the last three completed fiscal years.

The Company does not have any outside directors.

Item 8. Legal Proceedings.

None

Item 9. Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters.

Absence of Public Market.

Until the effective date of this registration, our common stock has not been registered under the Securities Exchange Act of 1934, and has not traded on any exchange or over-the-counter market. There is no established public trading market for our securities.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.  While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be quoted on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated.

Sale of Restricted Shares.

All our shares of Common Stock were issued and sold by us in private transactions and are eligible for public sale if registered under the Securities Act of 1933 or sold in accordance with Rule 144 or Rule 701 under the Securities Act of 1933. These shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As of March 1, 2010, a total of 20,328,750 shares of our common stock can be immediately sold pursuant to Rule 144 and we have not agreed to register any shares of our common stock under the Securities Act of 1933.

Number of Shareholders

As of March 1, 2010, we had 34 shareholders of record.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

We have engaged Global Transfer, LLC as our transfer agent.

Item 10. Recent Sales Of Unregistered Securities.

Set forth below are all of our sales of our securities since 2005 that were not registered under the Securities Act of 1933, as amended (“Securities Act”). None of these transactions involved any underwriters or any public offerings, and we believe that each of these transactions was exempt from registration requirements.

During 2005 we issued 16,000 shares of our common stock to officers of the Company. The transaction was included in our statement of operations as a $3,200 expense, and reflected invoiced amounts charged to the Company for services rendered for the year ended December 31, 2005 with corresponding credits to common stock and additional paid-in capital. The issuance of our common stock was made in reliance upon the exemption from the registration requirements of Section 4(2) of the Securities Act and applicable state securities law exemptions.

During 2005, we privately sold a total of 312,750 shares of our common stock to thirty-three (33) purchasers at a price of $0.20 per share, for aggregate gross proceeds of $62,550. The issuance of our common stock was made in reliance upon the exemption from the registration requirements of Section 4(2) of the Securities Act and applicable state securities law exemptions. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 11. Description Of Registrant’s Securities To Be Registered.

Our authorized capital stock consists of 40,000,000 shares of Common Stock, no par value, of which 20,428,750 shares were outstanding as of March 1, 2010

Common Stock

The holders of Common Stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

Our Common Stock is not subject to conversion or redemption and holders of Common Stock are not entitled to preemptive rights.  Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of Common Stock and any participating preferred stock outstanding at that time. Each outstanding share of Common Stock is fully paid and nonassessable.

Preferred Stock

None

Warrants

None.

Options

None.

Item 12. Indemnification Of Directors And Officers

The Florida Business Corporation Act authorizes a company to indemnify its directors and officers in certain instances against certain liabilities that they may incur by virtue of their relationship with the company.  A company may indemnify any director, officer, employee or agent against judgments, fines, penalties, amounts paid in settlement, and expenses incurred in any pending, threatened or completed civil, criminal, administrative, or investigative proceeding (except an action by the company) against him or her in his or her capacity as a director, officer, employee, or agent of the company, or another company if serving in such capacity at the company’s request if he or she (i) acted in good faith; (ii) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company; and (iii) with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful.  Furthermore, a company may indemnify any director, officer, agent or employee against expenses incurred in defense or settlement of any proceeding brought by the company against him or her in his or her capacity as a director, officer, employee or agent of the company, or another company if serving in such capacity at the company’s request, if he or she: (i) acted in good faith; (ii) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company; and (iii) is not adjudged to be liable to the company (unless the court finds that he or she is nevertheless reasonably entitled to indemnity for expenses which the court deems proper).  A company must repay the expenses of any director, officer, employee or agent who is successful on the merits of an action against him or her in his capacity as such.

A Florida company is authorized to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, except for acts or omissions which constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe it was lawful); (ii) a transaction in which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which certain liability provisions of the Florida Business Corporation Act are applicable (related to payment of dividends or other distributions or repurchases of shares in violation of such Act); or (iv) willful misconduct or a conscious disregard for the best interest of the company in a proceeding by the company, or a company shareholder. A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

Under our Bylaws, we may indemnify our directors and officers to the fullest extent permitted by applicable law. At present, we maintain directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role. Such insurance is subject to the coverage amounts, exceptions, deductibles, and other conditions set forth in the policy.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors,  officers or persons  controlling  us pursuant to the foregoing  provisions,  we have been  informed  that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 13. Financial Statements And Supplementary Data.

See Item 15 - Financial Statements and Exhibits of this registration statement.

Item 14. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.

Not applicable.

Item 15. Financial Statements And Exhibits.

(a) Financial Statements. Please see the following financial statements set forth below beginning on page F-1:

MY COMPLETE CARE, INC.
AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

Contents

Report of registered independent auditor	F-3

Financial statements
Balance sheet	F-4
Statements of operations	F-5
Statements of changes in stockholders’ (deficit) equity	F-6
Statements of cash flows	F-7

Notes to the financial statements	F-8 - F-10

Report of Registered Independent Auditor

To the Stockholder
My Complete Care, Inc.
South Beach, Florida

We have audited the accompanying balance sheets of My Complete Care, Inc. as of December 31, 2009 and 2008, and the related statements of operations, changes in shareholders’ (deficit) equity, and cash flows, for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of My Complete Care, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, and is dependent upon the sale of equity securities to provide sufficient working capital to maintain continuity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBL, LLP

KBL, LLP
Certified Public Accountants and Advisors
February 1, 2010

110 Wall Street, 11tb Floor, New York, NY 10005	212.785-9700

MY COMPLETE CARE, INC.
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008
Assets
Current assets
Cash	$77	$3,593
Total current assets	77	3,593
Total assets	$77	$3,593

Liabilities and Stockholders’ (Deficit) Equity
Stockholders’ equity
Common stock (40,000,000 shares $. 01 par value authorized, 20,328,750 shares issued and outstanding respectively)	203,288	203,288
Additional paid-in capital	20,212	20,212
Accumulated deficit	(223,423)	(219,907)
Total stockholders’ (deficit) equity	77	3,593
Total liabilities and stockholders’ (deficit) equity	$77	$3,593

See registered independent auditors’ report and the notes to the financial statements.

MY COMPLETE CARE, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2009

	2009	2008
Revenue	$3,100	$21,926
Operating expenses	6,616	8,929
Net (loss) profit	$(3,516)	$12,997

See registered independent auditors’ report and the notes to the financial statements.

MY COMPLETE CARE, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

	Common stock	Additional paid-in capital	Accumulated deficit	Total
Balance,
December 31, 2007	$203,288	$20,212	$(232,904)	$(9,404)
Net profit	--	--	12,997	12,997
Balance,
December 31, 2008	203,288	20,212	(219,907)	3,593
Net loss	--	--	(3,516)	(3,516)
Balance,
December 31, 2009	$203,288	$20,212	$(223,423)	$77

See registered independent auditors’ report and the notes to the financial statements.

MY COMPLETE CARE, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities
Net (loss) profit	$(3,516)	$12,997
Net cash used in operating activities	(3,516)	12,997
Cash flows from financing activities
Net decrease in officers’ loans receivable	--	11,432
Net cash provided by financing activities	--	11,432
(Decrease) increase in cash	(3,516)	1,565
Cash, beginning of year	3,593	2,028
Cash, end of year	$77	$3,593

Supplementary disclosures of cash flow information
Cash paid during the year for:
Income taxes	$-	$-
Interest expense	-	-

See registered independent auditors’ report and the notes to the financial statements.

MY COMPLETE CARE, INC.
NOTES TO THE FINANCIAL STATEMENTS

Organization

My Complete Care, Inc. (the “Company”) was incorporated in Florida in June of 2003. The Company is a provider of medical benefit plans. The Company provides a comprehensive suite of services and products to the uninsured and under-insured consumer.

Cash equivalents

The Company considers certificates of deposit and other highly liquid investments purchased with maturities of ninety days or less to be cash equivalents.

Accounting basis

The Company uses the accrual basis of accounting for financial statement reporting. Accordingly, revenues are recognized when services are rendered and expenses are realized when the obligation is incurred. For tax purposes, the Company uses the cash basis.

The Company receives its revenue from fees generated from monthly membership fees. Revenue is recorded at the time the transaction occurs.

Income taxes

The Company, with the consent of its stockholder, prior to January 1, 2005, elected to be an S Corporation under the provisions of the Internal Revenue Code. Instead of paying corporate income taxes, the stockholders of an S Corporation were taxed individually on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes had been included in these financial statements for years prior to January 1, 2005.

The Company revoked its election to be treated as an S Corporation effective January 1, 2005.

The Company accounts for income taxes using the asset and liability method as required by Statement of Financial Accounting Standards No. 109, under which deferred tax assets and liabilities are determined based upon the differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

See registered independent auditors’ report and the notes to the financial statements.

MY COMPLETE CARE, INC.
NOTES TO THE FINANCIAL STATEMENTS

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

See registered independent auditors’ report and the notes to the financial statements.

MY COMPLETE CARE, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – GOING CONCERN

The Company has incurred recurring operating losses since its inception, and, as of December 31, 2009, had an accumulated deficit of $223,423. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect of the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

The Company's continuation as a going concern is dependent upon receiving additional financing. Company management is currently in the process of trying to secure additional capital. There can be no assurance that the Company will be successful in this or other attempts to raise sufficient capital.

NOTE 2 – INCOME TAXES

The Company, with the consent of its stockholder, prior to January 1, 2005, elected to be an S Corporation under the provisions of the Internal Revenue Code. The Company revoked its election to be treated as an S Corporation effective January 1, 2005.

The Company has incurred recurring operating losses since its inception, and, as of December 31, 2009, has an accumulated deficit of $223,423. Of this amount $163,622 has been incurred while the Company was an S corporation, and $59,801 has been incurred while the Company was a C corporation. Only $59,801 can be used to offset future federal net profits. The net operating losses expire as follows:

December 31,	2025	$41,213
	2026	15,073
	2029	3,515

Deferred income taxes are as a result of the above net operating loss carryforward and is recorded as follows:

Net operating loss carryforward	$20,332
Less: valuation allowance	20,332
Net deferred asset	$-

See registered independent auditors’ report and the summary of significant accounting policies.

(b) Exhibits. The following exhibits are furnished as exhibits hereto:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of Registrant
3.2	Articles of Amendment to the Articles of Incorporation of Registrant
3.5	Bylaws of Registrant
23.1	Consent of Auditor

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date March 26, 2010

My Complete Care, Inc:

By: /s/ Edgar Arvelo
Name:Edgar Arvelo
Title:Director, President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of Registrant
3.2	Articles of Amendment to the Articles of Incorporation of Registrant
3.5	Bylaws of Registrant
23.1	Consent of Auditor